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                                                                    EXHIBIT 10.4

                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.4 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                        By:      /s/  Hannes T. Smarason
                                 --------------------------

                        Name:   Hannes T. Smarason
                        Title:  Senior Vice President and Chief Business Officer


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                             [DECODE GENETICS LOGO]




         EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


     DeCODE Genetics ehf. (Islensk erfdagreining ehf.), State Registration No. 691295-3549, of Lynghals 10, Reykjavik ("the company"), on the one hand, and

------------------------------------------  ------------------------
                     (employee name)         (identification number)

whose address is ______________________________________ ("the employee"), on the other hand, having agreed on a contract whereby the Employee is employed by the company, hereby conclude the following Agreement which is a premise and part of the employment contract between the parties.


1.       CONFIDENTIALITY

1.1      NONDISCLOSURE OF PROPRIETARY INFORMATION. COMPANY RIGHTS

         The Employee undertakes to hold in the strictest confidentiality the Proprietary Information of the Company as further defined under Section
         1.2 below, both during the term of his/her employment with the Company and following such term as further specified under 9.3 below. The Employee shall not disclose the Proprietary Information of the Company, use it, lecture on it or publish it except as such disclosure use or publication is required in connection with the work of the Employee for the Company or unless an officer of the Company expressly so authorises in writing. The Employee shall obtain written permission from the Company before publishing or submitting for publication any material (written, verbal or otherwise) relating to his/her work with the Company or incorporating any Proprietary Information. The Employee hereby assigns to the Company any rights he/she might otherwise possess in such Proprietary Information. All such Proprietary Information shall be the sole property of the Company or its assignees.





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1.2      PROPRIETARY INFORMATION

         The term "Proprietary Information" in this Agreement refers to tangible and intangible information relating to antibodies and other biological materials, cloned cells, samples of assay components, media and/or cloned cells and methods and descriptions of procedures of producing various types of assay components or prepare media and/or clones cells, plans, descriptions, products, processes, know-how, designs, models, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, information on prices and costs, suppliers and customers and other information regarding the employment and business affairs of the Company and information regarding the skills and compensation of other employees of the Company.

1.3      THIRD PARTY INFORMATION

         The Employee understands that the Company has received and will in the future receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Employee shall, during and after the term of his/her employment with the Company, hold Third Party Information in the strictest confidence and will not disclose to anyone (other than the Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorised by an officer of the Company in writing.

1.4      INFORMATION FROM PREVIOUS EMPLOYERS AND OTHERS

         The Employee undertakes not to use improperly or disclose any confidential information or trade secrets, if any, of any former employer or any other party to whom he/she has an obligation of confidentiality, and undertakes furthermore not to bring unto the premises of the Company any unpublished documents or any property belonging to any former employee or any other party to whom he/she has an obligation of confidentiality unless consented to in writing by such employer in party. In the performance of his/her duty for the Company, the Employee shall use only information which is generally known and used by persons with training and experience comparable with his/her own, which is common knowledge in the industry or otherwise legally in the public domain or which is otherwise provided or developed by the Company.



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2.       PROPRIETARY RIGHTS TO INVENTIONS

2.1      PROPRIETARY RIGHTS

         The term "Proprietary Rights" shall mean all trade secrets, patents, licences, copyrights, trade marks and other intellectual property rights throughout the world.

2.2      PRIOR INVENTIONS

         Inventions, patented or unpatented, wich the Employee may have made prior to his/her employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty in this respect, the Employee has set forth in Exhibit A, attached hereto, a complete list of all invention that he/she has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of his/her employment with the Company, which the Employee considers to be his/her property or the property of third parties and that he/she wishes to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). The Employee understands that if he/she were to violate any prior confidentiality agreement by disclosing any such prior invention in Exhibit A, he/she shall not disclose the invention but disclose only a cursory name for each such invention along with the party to whom it belongs together with an explanation to the effect that full disclosure as to such invention has not been made for that reason. A space is provided in Exhibit A for such purposes. The Employee further represents that there are no further Prior Inventions beyond those listed in Exhibit A. The Employee represents, furthermore, that if, in the course of his/her employment with the Company, he/she incorporates a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a royalty-free, irrevocable, and perpetual world-wide license (with rights to sublicense, with multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, the Employee undertakes not to incorporate or permit to incorporate Prior Inventions in any Company Inventions without the company's prior written consent.


2.3      PROPERTY RIGHTS TO INVENTIONS

         The Company shall, without special payment, fee or compensation, become the owner of all inventions and all rights, titles and interests in respect of all inventions (and all proprietary rights with respect thereto), whether or not patentable or registrable under patent statutes, copyright statutes, trade mark statutes or any other statutes on proprietary rights, made or conceived,developed or reduced to practice or discovered by the Employee alone or jointly with others during the period of his/her employment with the company. All such inventions

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         and proprietary rights thereto shall be regarded and referred to as
         Company Inventions. The company shall have full and unrestricted rights to use or let others us Company Inventions at its own discretion, including to modify them or develop them further.

2.4      INVENTIONS EXEMPT FROM COMPANY PROPRIETARY RIGHTS

         Notwithstanding the provisions of Section 2.3 above, the Company shall not become the owner of inventions developed by the Employee entirely on his/her own time without using the Company's instruments or equipment, supplies, facilities or trade secrets and neither related to the Company's business, research or development nor resulting from work performed by the Employee for the Company.

2.5      OBLIGATION TO KEEP COMPANY INFORMED

         During the period of his/her employment with the Company and for six
         (6) months after termination of his/her employment with the Company, the Employee will promptly disclose to the Company fully and in writing all inventions authored, conceived or reduced to practice by him/her either alone or jointly with others. In addition, the Employee will promptly disclose to the Company any patent applications filed by him/her or on his/her behalf within one year after termination of employment. At the time of each such disclosure, the Employee shall furthermore advise the Company in writing if he/she believes that such Inventions are exempt from the proprietary rights of the Company under the provisions of Section 2.3 and at the same time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and not use for any purpose or disclose to third parties any confidential information regarding Inventions which are exempt from the Proprietary Rights of the Company and which are disclosed to the Company in writing pursuant to this Agreement. The Employee will preserve the confidentiality of any invention which is not exempt from the Proprietary Rights of the Company.

2.6      ASSIGNMENT TO THIRD PARTIES

         The Company has an unrestricted right to assign to any third party, without limitations, any rights, title and interests with respect to any Invention to which the Employee has contributed and which the Company possesses or comes into possession of under this Agreement.

2.7      ENFORCEMENT OF PROPRIETARY RIGHTS

         The Employee undertakes to assist the Company in every way and in any country to obtain, and from time to time enforce Proprietary Rights under Icelandic or foreign law relating to Company Inventions. To this end, the Employee


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         undertakes to execute, verify and deliver such documents and perform such acts (including appearances as a witness) as the Company may reasonably require of an Employee and as may be of use to the Company in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. The obligation of the Employee to assist the Company in this respect shall continue for six years beyond the termination of his/her employment, but the Company shall pay for his/her expenses and compensate him/her at a reasonable rate for the time spent by him/her at the Company's request on such assistance after termination of his/her employment.

3.       RECORDS

         The Employee undertakes to keep and maintain adequate records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information which the Employee may collect or develop and on all Inventions that the Employee may make during the period of his/her employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4.       NO CONFLICTING OBLIGATION

         The Employee represents that his/her performance of all the terms of this Agreement and of his duties as an Employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to his/her employment by the Company. The Employee further represents that he/she has not entered into and will not enter into any agreement, either written or oral in conflict herewith.

5.       RETURN OF COMPANY DOCUMENTS

         When the Employee leaves the employ of the Company, he/she will deliver to the Company any and all drawings, plans, notes, memoranda, specifications, instructions, models, formulas and other data, together with all copies thereof, and any other material containing or disclosing any Company Invention, Third Party Information or Proprietary Information of the Company. The Employee further agrees that any property situated on the Company's premises and owned by the Company, including computer disks and other storage media, filing cabinets or other working areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving his/her employment, the Employee will co-operate with the Company in completing and signing the Company's termination statement.

6.       LEGAL AND OTHER REMEDIES

         The company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other remedies which will




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         terminate any situation which is incompatible with the provisions of this Agreement. The exercise of such right shall not in any way prejudice any other rights or remedies that the Company may have for a breach of this Agreement.

7.       NOTICES

         Any notices required or permitted hereunder shall be deemed given upon personal delivery to the recipient or, if sent by certified or registered mail, three (3) days after the date of mailing.

8.       NOTIFICATION OF NEW EMPLOYER

         In the event of the Employee leaving the employ of the Company, he/she consents that the Company notify any new employer of the Employee's rights and obligations under this Agreement.

9.       GENERAL PROVISIONS
9.1      DISPUTES

         Any dispute arising in respect of this Agreement shall be subject to the jurisdiction of the District Court of Reykjavik.

9.2      SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon the Employee's heirs, executors, and other parties deriving their rights from the Employee and will be for the benefit of the Company, its successors or assigns.

9.3      SURVIVAL

         The provisions of this Agreement shall survive by six years the termination of the Employee's employment at the Company. Furthermore, the provisions of the Agreement shall remain in effect in the event that the Company assigns the Agreement to any other party which thereby succeeds to the rights or interest of the Company.

9.4      EMPLOYMENT AT THE COMPANY

         The Employee agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Employee's or Company's rights under the employment contract to terminate his/her employment at the Company whether the reasons for the termination are specified or not.

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9.5      WAIVER

         No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The company shall not be required to give notice of any intention to enforce the terms of this Agreement.

9.6      ENTIRE AGREEMENT

         The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which the Employee may have been previously employed or is in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions of the parties to the Agreement on its subject. No modification or amendment to this Agreement, nor waiver of any rights under this Agreement shall be effective unless in writing and signed by both parties. Any subsequent changes in the work, field, duties, salary or compensation of the Employee will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of employment to the Employee and remain in effect as specified in its provisions.



                                 Reykjavik, year



  Employee                                  On behalf of DECODE GENETICS, INC.


  ----------------------------              ------------------------------------